Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Paul J.B. Murphy, III and Jill B. W. Sisson, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

/s/ PAUL J.B. MURPHY, III	February 14, 2007
Paul J.B. Murphy, III

/s/ DANIEL J. DOMINGUEZ	February 17, 2007
Daniel J. Dominguez

/s/ RICHARD P. DUTKIEWICZ	February 17, 2007
Richard P. Dutkiewicz

/s/ MICHAEL W. ARTHUR	February 17, 2007
Michael W. Arthur

/s/ E. NELSON HEUMANN	February 17, 2007
E. Nelson Heumann

/s/ JAMES W. HOOD	February 17, 2007
James W. Hood

/s/ FRANK C. MEYER	February 17, 2007
Frank C. Meyer

/s/ S. GARRETT STONEHOUSE, JR.	February 17, 2007
S. Garrett Stonehouse, Jr.

/s/ LEONARD M. TANNENBAUM	February 17, 2007
Leonard M. Tannenbaum